                            CERTIFICATE OF AMENDMENT

                                     OF THE

                         CERTIFICATE OF INCORPORATION

                                       OF

                               MENTUS MEDIA CORP.

                         PURSUANT TO SECTION 242 OF THE
                        DELAWARE GENERAL CORPORATION LAW


                          ---------------------------


          MENTUS MEDIA CORP. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

          FIRST:    That the board of directors of the Corporation duly
adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and referring the proposed amendment to the stockholders of the Corporation entitled to vote thereon for their consideration. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Corporation shall amend Article 1 of its Certificate of Incorporation in its entirety to read as follows:

               "1. NAME. The name of the Corporation is Next Generation Network, Inc."


          SECOND:   That the appropriate stockholders of the Corporation
approved such amendment by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

          THIRD:    That such amendment was duly adopted in accordance with
the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by duly authorized officers of the Corporation this 27TH day of August, 1998.

                                   By:
                                       -----------------------------------
                                   Name: Thomas M. Pugliese,
                                             Vice-Chairman and CEO



                                   By:
                                       -----------------------------------
                                   Michael Kolthoff, Assistant Secretary

STATE OF MINNESOTA       )
                         ) ss.
County of Hennepin       )

     On this 27TH day of August, 1998, before me, the undersigned officer, personally appeared Thomas M. Pugliese, who acknowledged himself to be the Vice Chairman and Chief Executive Officer of Mentus Media Corp., a Delaware corporation, and that he in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the Corporation by himself, and that the facts stated therein are true.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                   -----------------------------------
                                    Notary Public

My Commission Expires:


---------------------------


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
STATE OF MINNESOTA       )
                         ) ss.
County of Hennepin       )

     On this 27TH day of August, 1998 before me, the undersigned officer, personally appeared Michael Kolthoff, who acknowledged himself to be the Assistant Secretary of Mentus Media Corp., a Delaware corporation, and that he in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the Corporation by himself, and that the facts stated therein are true.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                   -----------------------------------
                                   Notary Public

My Commission Expires:

---------------------------


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